UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On June 25, 2020, Jennifer J. Banks, Co-Chief Operating Officer, General Counsel, and Corporate Secretary of Alexandria Real Estate Equities, Inc. (the “Company”), submitted her resignation from all of her positions with the Company, effective July 15, 2020. Ms. Banks had served in her current position since April 23, 2018, and had been employed by the Company in various legal positions since 2002.

Election of Executive Officers

Jackie Clem

On June 29, 2020, the Board of Directors (the “Board”) of the Company elected Jackie Clem as General Counsel and Secretary, effective as of the later of (i) July 15, 2020, or (ii) the date of execution by both parties, as described below. Ms. Clem, age 51, has served as the Company’s Senior Vice President – Real Estate Legal Affairs and Assistant Secretary since January 2015 and has been with the Company since 2006. Ms. Clem has overseen a vast array of complex domestic and international transactions; helped to develop and implement protocols and initiatives within the legal department; managed the leasing group and the transactions group; and is a key member of the Company’s COVID-19 Task Force. Ms. Clem has over 20 years of commercial real estate and related legal experience. Ms. Clem previously practiced law in the real estate department of Paul, Hastings, Janofsky & Walker LLP in Los Angeles, where she specialized in acquisitions, dispositions, leasing, development and other commercial real estate transactions, representing a variety of REITs, regional and national developers, retailers, and institutional investors, Ms. Clem is a member of the California Bar and LA County Bar Association. Ms. Clem received her Bachelor of Arts degree from the University of California, San Diego and her Juris Doctor from the University of California, Los Angeles. Throughout her career, Ms. Clem has been actively involved in a number of community organizations. She helped form Pasadena Education Network, a non-profit organization formed to promote family participation in public education in Pasadena, California, and previously served on the board of the Pasadena Educational Foundation.

The Company expects to enter into an executive employment agreement with Ms. Clem pursuant to her election as General Counsel and Secretary, which agreement will become effective as of the later of (i) July 15, 2020, or (ii) the date of execution by both Ms. Clem and an authorized officer of the Company. Ms. Clem’s executive employment agreement will reflect her new position, duties and reporting structure and provides that her annual base salary will be $375,000 effective as of the date the agreement is executed by the parties. Ms. Clem will continue to be eligible for an annual bonus and periodic equity awards as the Board may determine. Additional terms of Ms. Clem’s amended executive employment agreement are described below under “Description of Employment Agreements.”

Joseph Hakman

On June 29, 2020, the Board of Directors (the “Board”) of the Company elected Joseph Hakman as Co-Chief Operating Officer and Chief Strategic Transactions Officer, effective as of the later of (i) July 15, 2020, or (ii) the date of execution by both parties, as described below. Mr. Hakman, age 49, has served the Company as Chief Strategic Transactions Officer since June 2019. Mr. Hakman previously served as Senior Vice President – Strategic Transactions from January 2016 to June 2019, as Vice President – Strategic Transactions from January 2013 to December 2015, as Assistant Vice President – Due Diligence & Financial Analysis from June 2009 to December 2012, and as Senior Director – Due Diligence & Financial Analysis from December 2006 to June 2009. At the Company, Mr. Hakman oversees property acquisitions and dispositions, due diligence activities, financial underwriting, and secured debt placement and contributes to the development of the strategy and business plan for each asset. Mr. Hakman is also a key member of the Company's COVID-19 Task Force. Before joining the Company, Mr. Hakman was part of the Commercial Real Estate Finance Group at Colliers International. In this capacity, he was responsible for financial and project feasibility analyses, investment sales activities, and commercial real estate transaction structuring. Previously, Mr. Hakman was a Senior Consultant at PricewaterhouseCoopers LLP (“PwC”), where he headed a team that was responsible for performing due diligence with respect to the acquisition of commercial property and the securitization of loan portfolios. Prior to PwC, he was in the asset management division at American Realty Advisors, where he was responsible for the asset management of office, industrial, and land assets nationally. Mr. Hakman received his Bachelor of Science degree in Business Administration from Pepperdine University.

The Company previously entered into an executive employment agreement with Mr. Hakman pursuant to his election as Chief Strategic Transactions Officer, effective as of June 3, 2019. The Company expects to enter into an amendment to the executive employment agreement with Mr. Hakman pursuant to his election as Co-Chief Operating Officer and Chief Strategic Transactions Officer, which amendment will become effective as of the later of (i) July 15, 2020, or (ii) the date of execution by both Mr. Hakman and an authorized officer of the Company. As amended, Mr. Hakman’s executive employment agreement will reflect his new position, duties and reporting structure and continues to provide that his annual base salary is $385,000. Mr. Hakman will continue to be eligible for an annual bonus and periodic equity awards as the Board may determine. Additional terms of Mr. Hakman’s amended executive employment agreement are described below under “Description of Employment Agreements.”

Description of Employment Agreements

Each of the executive employment agreements expected to be entered into or amended as described above (each an “Agreement” and collectively, the “Agreements”) provides that the applicable executive is employed at-will, with the term of each of the Agreements beginning its respective effective date and ending on the date that the Agreement is terminated by either party pursuant to the provisions of the applicable agreement. Each of the Agreements further provides that the executive’s base salary shall increase annually by no less than a cost-of-living adjustment based on an index published by the United States Department of Labor.

The Agreements provide that if the applicable executive’s employment terminates without cause or the executive resigns for good reason not in connection with a change in control of the Company, such executive is entitled to receive severance generally equal to one year of the executive’s base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The Agreements also provide that if, upon or within two years following a change in control of the Company, the Company terminates the Agreement without cause or the executive terminates the Agreement for good reason, the executive is entitled to receive severance generally equal to a multiple of 1.5x the executive’s base salary and a cash incentive bonus equal to a multiple of 1.5x of the cash incentive bonus amount the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). In any of the foregoing cases, all of the executive’s unvested shares of restricted stock in the Company will vest on the executive’s last day of employment and the executive will receive a prorated grant of fully vested stock based on the Company’s grant to the executive for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third and fourth years prior to the year in which the executive’s employment terminates.

The Agreements also provide that if the Company terminates the applicable executive’s employment without cause, or the executive terminates his or her employment for good reason, the Company will pay the applicable premiums for the executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months after the executive’s last day of employment with the Company or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: July 1, 2020	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer